Exhibit 99.1

Zoned Properties Announces New and Enhanced Business Model

New Lease Structure Aligns Zoned Properties with Tenants & Clients,

Extends Leases and Creates Limitless Strategic Advisory Revenue Opportunities

SCOTTSDALE, Ariz., May 3, 2018 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced the transition to a new and strategically important business model which is designed to better align the Company’s interests with its tenants and clients, positioning Zoned Properties to benefit from the growth of the medical marijuana industry.

Under the new model, Zoned Properties and its primary tenants and clients in Arizona, doing business as Hana Meds, have agreed to the following:

•	Zoned Properties has leased the entirety of its licensed medical marijuana facilities located in Arizona at Chino Valley, Green Valley, Tempe and Kingman to Hana Meds, with plans to further expand the developments as operational needs increase over time.
•	Lease terms have been extended through the year 2040.
•	Base rent rates have been modified to be in line with industry averages beginning May 1, 2018.
•	Zoned Properties and Hana Meds have entered into a long-term strategic advisory relationship, under which Zoned Properties will assist Hana Meds in all aspects of building and facility performance, aiming to increase efficiency, sustainability and profitability. Zoned Properties will receive an advisory fee equal to 10% of gross revenues, paid monthly beginning January 2019.

“This business pivot enables us to grow more significantly along-side our tenants and clients, positioning Zoned Properties to benefit from the growth in the medical marijuana industry, especially as more states consider legalization and we establish new client relationships,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “This structure improves Hana Meds’ ability to capture market share by providing them exclusivity to operate two of the largest cultivation and processing facilities in the state of Arizona. Simultaneously, the pivot allows us to showcase our strategic advisory services, creating a second revenue stream with much greater growth potential. According to estimates from New Frontier Data, the medical marijuana market in Arizona is projected to generate approximately $529 million in revenue in 2018.  Hana Meds continues to expand its competitive market share in Arizona and has established itself as an industry-leader. Hana Meds has introduced some of the leading brands in the marketplace, including Dutchie, Standard Edibles, and Arizona Craft Cannabis.”

“Zoned Properties’ new business model will allow the Company to capture a larger portion of market growth by sourcing revenue directly from the growth of our tenants and clients through strategic advisory fees in addition to stabilized lease revenues. We anticipate that, beginning in January 2019 when the strategic advisory fees commence, this new revenue stream could be much greater than what our previous rental revenue model would have yielded. For our shareholders, whereas under the prior model, our growth was capped by our base rental rates, we now can grow as rapidly as our clients, taking advantage of the anticipated industry growth.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. Zoned Properties is an accredited member of the Better Business Bureau, the Forbes Real Estate Council, and the U.S. Green Building Council. The Company focuses on the strategic development of commercial properties that face unique zoning challenges; identifying solutions that could potentially have a major impact on cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned or permitted for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com